SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2004

CardioTech International, Inc.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-28034	04-3186647
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification Number)

229 Andover Street, Wilmington, MA 01887
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (978) 657-0075

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure.

During August, 2004, Michael Szycher, Chairman and CEO of CardioTech International, Inc. will make various presentations to select investors who either hold securities of the Company or may be interested in acquiring securities of the company. Dr. Szycher will present to the audience a presentation substantially in the form as attached hereto as Exhibit 99.1.

EXHIBIT INDEX

99.1                           The Company’s updated presentation as part of our Investor relations activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

By:	/s/ Michael Szycher
Michael Szycher
Chairman and Chief Executive Officer